                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): May 6, 2004 (May 6, 2004)


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


         1-9020                                                  76-1440714
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)


       400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (337) 232-7028



                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a.       Financial Statement of Business Acquired

         None.

b.       Pro Forma Financial Information

         None.

c.       Exhibits

         None.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today net income for the quarter ended March 31, 2004 of $3,172,000 or $0.07 per share, as compared to first quarter 2003 net income of $2,933,000 or $0.07 per share. First quarter 2003 net income included an after-tax gain of $849,000 for the cumulative effect of a change in accounting principle related to the adoption of Statement of Financial Accounting Standards No. 143, "Accounting For Asset Retirement Obligations." Net cash flow provided by operating activities for the first quarter of 2004 was $10,220,000, as compared to $6,688,000 for the comparable 2003 period. Net cash flow provided by operating activities before working capital changes for the first quarter of 2004 was $13,470,000, as compared to $12,002,000 for the comparable 2003 period. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the first quarter of 2004 increased 12% to $18,133,000 as compared to the first quarter of 2003. This increase is the result of both higher production and product prices. Production for the first quarter of 2004 increased 7% over production for the first quarter of 2003. Stated on a Mcfe basis, unit prices received during the first quarter of 2004 were 5% higher than the prices received during the comparable 2003 period. Lease operating expenses for the first quarter of 2004 decreased 9% to $0.84 per Mcfe from $0.92 per Mcfe in the first quarter of 2003. In addition, depreciation, depletion and amortization in the first quarter of 2004 decreased 12% to $2.46 per Mcfe, as compared to $2.81 per Mcfe in the first quarter of 2003.

Drilling activity during the quarter included wells at the Andouille, Eagle and Tasso prospects.

The well at the Company's Andouille Prospect, located at East Cameron 222, has been drilled to a total depth of 7,100 feet. It logged 79 feet (TVD) of net productive sands. The platform is under construction and should be ready for completion of the well in August. First production is planned for late August at an anticipated gross rate of 7,500 Mcfe per day. PetroQuest has an approximate 55% net revenue interest in this well.


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

The second well at the Eagle Prospect, located at Main Pass 72, has been drilled and completed. It reached a total depth of 10,800 feet and encountered 67 feet
(TVD) of net productive sands. The well began producing in late April and is currently producing at a gross rate of approximately 7,800 Mcfe per day. The Company has an approximate 49% net revenue interest in this well.

At its approximate 7.5% net revenue interest owned Tasso Prospect at High Island 201, the Company has drilled to a total depth of 12,700 feet encountering 100+ feet (TVD) of net productive sands. The well is expected to begin producing in October at an anticipated gross rate of approximately 20,000 Mcfe per day.

In addition, the flow line has been completed for the discovery at the Dolcetto Prospect in the Ship Shoal 72 Field. It began producing in mid-April at a gross rate of 8,000 Mcfe per day. The Company has an approximate 45% net revenue interest in this well.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods ended March 31, 2004 and 2003:

                                                  Three Months Ended
                                                        March 31,
                                                  2004            2003
                                              -----------     -----------
     Production:
        Oil (Bbls)                                178,479         234,830
        Gas (Mcf)                               2,161,740       1,606,318
        Total Production (Mcfe)                 3,232,614       3,015,298

     Sales:
        Total Oil Sales                       $ 5,803,603     $ 7,235,119
        Total Gas Sales                       $12,328,973     $ 8,918,569
        Total Oil and Gas Sales               $18,132,576     $16,153,688

     Average sales prices:
     (Including hedging effects)
        Oil (per Bbl)                              $32.52          $30.81
        Gas (per Mcf)                               $5.70           $5.55
        Per Mcfe                                    $5.61           $5.36


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The following initiates guidance for the second quarter of 2004:

                                                                Guidance for
     Description                                              2nd Quarter 2004
     -----------                                              ----------------
     Production volumes (MMcfe/d)                                35.5 - 37.5

     Percent gas                                                     60%

     Expenses:
        Lease operating expenses (per Mcfe)                     $0.75 - $0.85
        Production taxes (per Mcfe)                             $0.10 - $0.12
        Depreciation, depletion and amoritzation (per Mcfe)     $2.40 - $2.50
        General and administrative (in millions)                $1.25 - $1.45
        Interest expense (in millions)                          $0.75 - $0.85

     Effective tax rate (all deferred)                               35%

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in East Texas, South Louisiana and the shallow waters of the Gulf of Mexico.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.


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


                             PETROQUEST ENERGY, INC.
                      Consolidated Statements of Operations
                  (Amounts In Thousands, Except Per Share Data)


                                                           Three Months Ended
                                                                March 31,
                                                           2004          2003
                                                         -------       -------
Revenues:
   Oil and gas sales                                     $18,133       $16,154
   Interest and other income                                  70            11
                                                         -------       -------
                                                          18,203        16,165
                                                         -------       -------
Expenses:
   Lease operating expenses                                2,722         2,762
   Production taxes                                          444           210
   Depreciation, depletion and amortization                7,942         8,473
   General and administrative                              1,294         1,223
   Accretion of asset retirement obligation                  231           140
   Interest expense                                          681            23
   Derivative expense                                          9            35
                                                         -------       -------
                                                          13,323        12,866
                                                         -------       -------
Income from operations                                     4,880         3,299

   Income tax expense                                      1,708         1,155
                                                         -------       -------
Income before cumulative effect of
  change in accounting principle                         $ 3,172       $ 2,144

Cumulative effect of change in accounting principle           --           849
                                                         -------       -------
Net income                                               $ 3,172       $ 2,993
                                                         =======       =======
Earnings per common share:
   Basic:
      Income before cumulative effect of
        change in accounting principle                   $  0.07       $  0.05
      Cumulative effect of change in
        accounting principle                                  --          0.02
                                                         -------       -------
      Net income                                         $  0.07       $  0.07
                                                         =======       =======
   Diluted
      Income before cumulative effect of
        change in accounting principle                   $  0.07       $  0.05
      Cumulative effect of change in
        accounting principle                                  --          0.02
                                                         -------       -------
      Net income                                         $  0.07       $  0.07
                                                         =======       =======
   Weighted average number of common shares:
      Basic                                               44,558        42,852
                                                         =======       =======
      Diluted                                             45,721        44,168
                                                         =======       =======


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


                             PETROQUEST ENERGY, INC.
                       Non-GAAP Disclosure Reconciliation
                             (Amounts In Thousands)

                                                           Three Months Ended
                                                                March 31,
                                                           2004          2003
                                                         -------       -------
Net cash provided by operating activities                $10,220       $ 6,688
Changes in working capital accounts                        3,250         5,314
                                                         -------       -------
Net cash flow provided by operations before working
  capital changes                                        $13,470       $12,002
                                                         =======       =======



Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.



                            [SIGNATURE PAGE FOLLOWS]


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 5, 2004                     PETROQUEST ENERGY, INC.


                                      By: /s/ Daniel G. Fournerat
                                          --------------------------------------
                                          Daniel G. Fournerat
                                          Senior Vice President, General Counsel
                                          and Secretary


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